CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ------------------------------------------

As independent public accountants, we hereby consent to the use of our report dated October 17, 1997 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 42.


                                 /s/ Arthur Andersen LLP
                                     ARTHUR ANDERSEN LLP
Cincinnati, Ohio,
  December 30, 1997